Certification Pursuant to Section 1350 of
                Chapter 63 of Title 18 of the United States Code


In connection with the Report on Form N-CSR for Principal Variable Contracts Fund, Inc., the undersigned hereby certifies, to the best of their knowledge, that (i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Principal Variable Contracts Fund, Inc.


         8/26/03                       /s/ Ralph C. Eucher
Date: _____________
                                      -------------------------------
                                      Ralph C. Eucher
                                      President




         8/26/03                       /s/ Jill R. Brown
Date: _____________
                                      -------------------------------
                                      Jill R. Brown
                                      Vice President and Chief Financial Officer